                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------


                                  FORM 8-K/A-1

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: May 15, 1996
                                          ------------
                        (Date of earliest event reported)


                              NCS HEALTHCARE, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                      0-027602                34-1816187
- ----------------------------         ------------           -------------------
(State or other jurisdiction         (Commission             (I.R.S. employer
     of incorporation)               file number)           identification no.)



     3201 Enterprise Parkway, Suite 220, Beachwood, Ohio 44122
- --------------------------------------------------------------------------------
      (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code  (216) 514-3350
                                                  -----------------------

         The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated May 15, 1996 as set forth in the pages attached hereto:

         "Item 7. Financial Statements, Pro Forma Financial Information and Exhibits" is hereby amended and restated to include historical and pro forma financial information required in connection with the acquisition of Uni-Care by the Registrant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

(a)      Financial Statements of Businesses Acquired.

                  Americare Health Services, Inc. and subsidiaries, Consolidated Financial Statements

                  Report of Independent Auditors

                  Consolidated Balance Sheets at December 31, 1994 and 1995 and March 31, 1996 (Unaudited)

                  Consolidated Statements of Operations on
                  Retained Earnings

                  Consolidated Statements of Cash Flow for the years ended December 31, 1994 and 1995 and for the three-month period ended March 31, 1996 (Unaudited)

                  Notes to Consolidated Financial Statements


(b)      Pro Forma Financial Information.

                  NCS HealthCare, Inc. and subsidiaries, and Uni-Care Pro Forma Condensed Combined Financial Statements

                  Pro Forma Condensed Combined Balance Sheet of NCS HealthCare, Inc. and subsidiaries and Uni-Care at March 31, 1996

                  Pro Forma Condensed Combined Statements of Income of NCS HealthCare, Inc. and subsidiaries and Uni-Care for the nine months ended March 31, 1996 and for the year ended June 30, 1995

(c)   Exhibits.
      ---------

                                                                                                  Sequential
Exhibit No.                                 Description                                            Page No.
- -----------                                 -----------                                            --------
     2.1          Stock Purchase Agreement, dated May 15, 1996, by and among                          *
                  NCS HealthCare, Inc., a Delaware corporation, and the owners of capital stock of Uni-Care Health Services, Inc., a New
                  Hampshire corporation, and Uni-Care Health Services of
                  Maine, Inc., a New Hampshire corporation (without
                  schedules).

    99.1          Employment Agreement, dated as of May 15, 1996, by and                              *
                  between Uni-Care Health Services, Inc. and Michael F.
                  Fecteau.

    99.2          Employment Agreement, dated as of May 15, 1996, by and                              *
                  between Uni-Care Health Services of Maine, Inc., and Richard
                  P. Legere.

    99.3          Employment Agreement, dated as of May 15, 1996, by and                              *
                  between Uni-Care Health Services, Inc. and Leon Parker.

    99.4          Noncompetition Agreement, dated as of May 15, 1996, by and                          *
                  between NCS HealthCare, Inc. and Francis J. Cassidy.

- ---------------

*                 Previously filed.

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES

                      CONSOLIDATED FINANCIAL STATEMENTS

          DECEMBER 31, 1994 AND 1995, AND MARCH 31, 1996 (Unaudited)

R.E. REED & COMPANY CERTIFIED PUBLIC ACCOUNTANTS
================================================================================

                        REPORT OF INDEPENDENT AUDITORS



To the Board of Directors
AMERICARE HEALTH SERVICES, INC.
23 Perimeter Road, South
Londonderry, New Hampshire 03053

We have audited the accompanying consolidated balance sheets of Americare Health Services, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations and retained earnings, and cash flows for the two years ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Americare Health Services, Inc. and Subsidiaries at December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for the two years ended December 31, 1995, in conformity with generally accepted accounting principles.

                               R.E. Reed & Company

                               /s/ R.E. Reed & Company


Laconia, New Hampshire
March 21, 1996



 174 COURT STREET LACONIA NEW HAMPSHIRE 03246 (603) 524-4693 FAX (603) 528-5762

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                    ASSETS

                                  December 31    December 31        March 31
                                      1994          1995              1996
                                   ---------      ---------         ---------
                                                                   (Unaudited)

CURRENT ASSETS
Cash                             $         0    $   115,460       $         0
Accounts Receivable, Net           1,610,942      2,561,244         2,636,670
Other Receivables                     46,477         56,245            64,936
Inventory                            741,892        862,565           743,309
Prepaid Expenses                      37,529         68,201            30,750
                                   ---------      ---------         ---------

    Total Current Assets           2,436,840      3,663,715         3,475,665
                                   ---------      ---------         ---------
PROPERTY AND EQUIPMENT

Computer Equipment                   436,392        516,827           572,956
Office Equipment                     190,333        231,114           212,637
Medical Carts                        540,957        574,465           663,220
Vehicles                             161,450        152,219           161,450
Leasehold Improvements               158.648        184,431           201.016
                                   ---------      ---------         ---------
                                   1,487,780      1,659,056         1,811,279
Accumulated Depreciation            (932,700)    (1,084,080)       (1,130,448)
                                   ---------      ---------         ---------

Net Property and Equipment           555,080        574,976           680,831
                                   ---------      ---------         ---------

OTHER ASSETS

Note Receivable                      213,234        204,109           201,726
Intangible Assets                     99,022         63,094            61,612
Security Deposits                      7,874          7,775             7,775
Deferred Tax Asset                         0         89,739            89,739
                                   ---------      ---------         ---------

        Total Other Assets           320,130        364,717           360,852
                                   ---------      ---------         ---------

TOTAL ASSETS                     $ 3,312,050    $ 4,603,408       $ 4,517,348
                                   =========      =========         =========


                            See accompanying notes

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                             December 31   December 31       March 31
                                1994          1995             1996
                             ----------    -----------     -----------
                                                           (Unaudited)

CURRENT LIABILITIES
Accounts Payable             $  646,482    $   896,800     $   762,801
Bank Overdraft                  137,425         99,976         665,371
Advance Payment
    - State of N.H.             425,000         60,000          60,000
Line of Credit
   and Demand Note               76,000      1,120,000         165,000
Accrued Expenses                270,198        496,457         545,020
Current Portion of
    Long-Term Debt              180,607        178,755         196,232
Current Portion of
    Covenant Payable             30,000              0               0
                             ----------    -----------     -----------

Total Current Liabilities     1,765,712      2,851,988       2,394,424
                             ----------    -----------     -----------

LONG-TERM DEBT -

    NET OF CURRENT PORTION      552,357        373,923         515,435
                             ----------    -----------     -----------

TOTAL LIABILITIES             2,318,069      3,225,911       2,909,859
                             ----------    -----------     -----------

STOCKHOLDERS' EQUITY

Common Stock, No Par Value, 100
  Shares Authorized, 100 Shares

  Issued and Outstanding         22,833         22,833          22,833
Additional Paid-In Capital      200,853        200,853         200,853
Retained Earnings               770,295      1,153,811       1,383,803
                             ----------    -----------     -----------

Total Stockholders' Equity      993,981      1,377,497       1,607,489
                             ----------    -----------     -----------


TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY    $ 3,312,050    $ 4,603,408     $ 4,517,348
                             ==========    ===========     ===========


                            See accompanying notes

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
             AND THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                               Year Ended December 31    Three Months Ended
                               ----------------------    ------------------
                                1994            1995       March 31, 1996
                                ----            ----       --------------
                                                             (Unaudited)

SALES (NET)                 $12,350,848    $15,012,358       $ 4,604,204

COST OF SALES                 6,922,847      8,329,333         2,566,441
                            -----------    -----------       -----------

GROSS PROFIT                  5,428,001      6,683,025         2,037,763

OPERATING EXPENSES            5,143,585      5,986,735         1,654,251
                            -----------    -----------       -----------

INCOME FROM OPERATIONS          284,416        696,290           383,512
                            -----------    -----------       -----------

OTHER INCOME AND (EXPENSES)

Interest Income                  18,617         34,805             4,400
Interest Expense                (76,715)      (113,018)          (19,517)
Sale of Equipment                 2,896        (55,443)                0
Miscellaneous Income              7,690          6,323            14,820
                            -----------    -----------       -----------

Total Other

    Income and (Expenses)       (47,512)      (127,333)            (297)
                            -----------    -----------       -----------

INCOME BEFORE TAXES             236,904        568,957          383,215

PROVISION FOR INCOME TAXES      106,511        185,441          153,223
                            -----------    -----------       -----------

NET INCOME                      130,393        383,516          229,992

RETAINED EARNINGS

- - BEGINNING OF YEAR             639,902        770,295        1,153,811
                            -----------    -----------       -----------

RETAINED EARNINGS

- - END OF YEAR                $  770,295    $ 1,153,811      $ 1,383,803
                            ===========    ===========       ===========


                            See accompanying notes

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
             AND THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                                          Year Ended December 31    Three Months Ended
                                          ----------------------    ------------------
                                           1994            1995       March 31, 1996
                                           ----            ----       --------------
                                                                       (Unaudited)
CASH FLOWS FROM
   OPERATING ACTIVITIES:

Net Income                               $ 130,393      $ 383,516      $ 229,992
                                         ---------      ---------      ---------

Adjustments to Reconcile
  Net Income to Net Cash Provided

  by Operations:

    Change in Reserve for Bad Debt          34,938        117,118         20,576
    Depreciation                           216,989        247,065         46,368
    Amortization                            36,783         35,928          1,482
    (Gain) Loss on Sale of Assets           (2,896)        55,443
    Deferred Taxes                                        (89,739)

(Increase) Decrease
  in Current Assets:

    Accounts Receivable                   (393,923)    (1,067,420)       (96,002)
    Other Receivables                       36,058         (9,768)        (8,691)
    Inventory                              (37,802)      (120,673)       119,256
    Prepaid Expenses                        32,045        (30,671)        37,451

Increase (Decrease) in Current
Liabilities:

    Accounts Payable                        73,249        250,318       (133,999)
    Accrued Expenses                         7,208        226,259         48,563
    Bank Overdraft                         137,425        (37,449)       565,395
    Advance Payment
     - State of N.H.                       425,000       (365,000)             0
                                         ---------      ---------      ---------

        Total Adjustments                  565,074       (788,589)       600,399
                                         ---------      ---------      ---------

Net Cash Flows From Operations           $ 695,467      $(405,073)     $ 830,391
                                         ---------      ---------      ---------


                            See accompanying notes

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
             AND THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                                            Year Ended December 31      Three Months Ended
                                            ----------------------      ------------------
                                             1994          1995            March 31, 1996
                                             ----          ----            --------------
                                                                            (Unaudited)
CASH FLOWS FROM
   INVESTING ACTIVITIES:
Proceeds From Sale of Equipment          $   5,896      $    7,930          $       0
Purchases of Equipment                    (342,333)       (330,336)          (152,223)
Increase in Note Receivable                (27,062)          9,125              2,383
Change in Deposits                            (250)             99                  0
Change in Covenant Payable                 (30,000)        (30,000)                 0
                                         ---------      ----------          ---------

Net Cash Flows From

Investing Activities                      (393,749)       (343,182)          (149,840)
                                         ---------      ----------          ---------


CASH FLOWS FROM
   FINANCING ACTIVITIES:

Capital Stock                                2,000               0                  0
Loan Proceeds
Loan Principal Reduction                   182,962       2,418,670            200,000
                                          (492,236)     (1,554,955)          (996,011)
                                         ---------      ----------          ---------
Net Cash Flows From

Financing Activities                      (307,274)        863,715           (796,011)
                                         ---------      ----------          ---------

Net Change in Cash

and Cash Equivalents                        (5,556)        115,460           (115,460)

Cash, Beginning of Year                      5,556               0            115,460
                                         ---------      ----------          ---------

Cash, End of Year                                0      $  115,460                  0
                                         =========      ==========          =========


SUPPLEMENTAL DISCLOSURE OF
   CASH PLOW INFORMATION:

Cash Paid During the Year for:

Income Taxes                             $ 132,726      $  151,347          $       0
Interest                                    76,655         113,088             19,517


                            See accompanying notes

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
            AND UNAUDITED FOR THE THREE MONTHS ENDED MARCH 31, 1996

         Uni-Care Health Services, Inc. was incorporated on July 1, 1979. The corporation provides for the pharmaceutical needs of nursing homes, jails and group home residents in New Hampshire and Maine.

         On January 1, 1994, AmeriCare Health Services, Inc., a holding company, was formed. The shareholders of Uni-Care Health Services, Inc. exchanged their stock for shares in the holding company. Uni-Care Health Services, Inc. is now a wholly owned subsidiary of AmeriCare Health Services, Inc.

         Also on January 1, 1994, Uni-Care Health Services of Maine, Inc. was formed by the three existing shareholders of Uni-Care Health Services, Inc. Certain assets of Uni-Care Health Services, Inc., pertaining to the Maine operations were sold at fair market value to the new corporation.

NOTE 1:  Summary of Significant Accounting Policies

         The consolidated financial statements include the company's subsidiaries, Uni-Care Health Services, Inc. and Uni-Care Health Services of Maine, Inc. All significant inter-company transactions have been eliminated in consolidation.

         Income and expenses are recognized on the accrual basis of accounting, whereby income is recognized when earned rather than when received and expenses are recognized when incurred rather than when paid.

         Accounts receivable at December 31, 1995 and 1994 are shown net of an allowance for doubtful accounts of $190,776 and $73,658, respectively.

         Inventories are stated at cost, utilizing the first-in, first-out
         (FIFO) method. Inventories are located at the Londonderry and Wells distribution centers as well as at the various nursing facilities as follows:

                                                1995             1994
                                                ----             ----
                Londonderry                   $564,839        $469,981
                Wells                          174,893         189,976
                Off-site Facilities            122,833          81,935
                                              --------        --------
                                              $862,565        $741,892
                                              ========        ========

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS CONTINUED

NOTE 1:  Summary of Significant Accounting Policies (Continued)

         Property and equipment are recorded at cost and are being depreciated over their estimated useful lives, shown below, using both straight-line and accelerated methods.

                                                       Life
                                                       ----
                Computer Equipment                     5    years
                Office Equipment                  5  - 7    years
                Medical Carts                     5  - 8    years
                Vehicles                               5    years
                Leasehold Improvements            7 - 31.5  years

         Accrued vacation expense represents vacation, holiday and sick time accumulated by employees. The corporation accrues on behalf of its employees, based upon the following policy with a maximum of 40 days accumulation:

                Years of Service           Full-time          Part-time
                ----------------           ---------          ---------
                1 - 5 years            20  days/year      15  days/year
                5 - 15 years           25  days/year      20  days/year
                15 - 20 years          30  days/year      25  days/year
                20 + years             35  days/year      30  days/year

         The corporation has a 401k profit sharing plan which is available to all employees. Management elected to fund this plan and charge expense in the amount of $14,090 and $41,430 for the years ended December 31, 1994 and 1995, respectively. The plan has a December 31 year end and is administered by Benefit Strategies, Inc.

         Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS CONTINUED

NOTE 1:  Summary of Significant Accounting Policies (Continued)

         For purposes of the statement of cash flows, the company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

         The company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The company has not experienced any losses in such account. The company believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Federal and state income taxes are recognized at the corporate level.

                                             1995             1994
                                             ----             ----
                Federal                    $231,380         $ 93,724
                State Taxes                  43,800           12,787
                Deferred Taxes              (89,739)               0
                                           --------         --------
                                           $185,441         $106,511
                                           ========         ========

         The company's deferred tax asset results from temporary timing differences between book and tax expenses. The corporation has expensed on its books, bad debts and vacation expenses resulting from accrual and reserve allowances. These expenses cannot be taken for tax purposes until paid or incurred. Under FASB 109 the company has recognized a deferred tax asset and reduced current period tax expense by the amount of this asset.

NOTE  2:  Life Insurance

         The corporation is the owner and beneficiary of the following term life insurance policies on the shareholder and key employee.

                                           Face Value
                                           ----------
                Richard Fortier            $ 516,600
                Michael Fecteau              300,000
                                           ---------
                                           $ 816,600
                                           =========

MOTE 3:  Intangible Assets

         Loan origination fees associated with the 1992 refinancing are being amortized using the straight-line method over 7 years.

         Organization costs, contract rights and goodwill related to the acquisition of the Uni-Care Health Services of Maine, Inc. are being amortized using the straight-line method over 15 years.

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS CONTINUED

NOTE 3:  Intangible Assets (continued)

A covenant not to compete' is being amortized using the straight-line method over 15 years.

The 1995 amortization expense and net balances of the intangible assets at December 31, 1995 are as follows:

                                     Beginning  Amortization     12/31/95
                                      Balance      Expense        Balance
                                     --------     --------       ---------
         Loan Fees                   $  6,016     $ (1,331)      $  4,685
         Organization Costs             8,333         (600)         7,733
         Contract Rights               13,672         (996)        12,676
         Goodwill                       4,552         (336)         4,216
         Covenants                     66,449      (32,665)        33,784
                                     --------     --------       --------
                                     $ 99,022     $(35,928)      $ 63,094
                                     ========     ========       ========

NOTE 4:  Demand Note

The corporation has a $2,000,000 working capital credit line with a bank. Interest at .5% over the bank's base rate is payable monthly. The balance at December 31, 1994 and 1995 was $76,000 and $1,120,000, respectively.

This note is secured by assets of the corporation.

NOTE 5:  Long-Term Debt

                                       1994        1995    March 31, 1996
                                                            (Unaudited)

Bank Note - SBA Guarantee is
payable in monthly installments of
$10,215 including interest at 1.5%
above the bank's base rate. The
rate and monthly payment are
adjusted on a quarterly basis in
January, April, July and October.
This note is being amortized over 7
years and is secured by the assets
of the corporation. This
loan matures on May 27, 1999.         $432,504    $351,276    $336,717

Bank Note is payable in monthly
principal installments of $2,778
plus interest at 1% over the bank's
base rate. This note is being
amortized over 36 months and is
secured by the assets of the
corporation. This loan
matures on November 30, 1996.           61,111      27,778      22,222

           AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
               NOTES TO FINANCIAL STATEMENTS CONTINUED

NOTE 5:  LONG-TERM DEBT (CONTINUED)
Note Payable to bank in monthly
installments of $2,453 including
principal and interest. Interest is
1% over bank base rate and the note
will mature on September 1,

1998.                               $ 110,414   $  80,970     $  73,609

Note payable to bank for vehicle
purchase.  Monthly payments of
$571 including principal and
interest.  This note matures on

October 10, 1998.                      21,961      16,763        15,394

Capital lease payable for
computer requiring monthly
payments of $1,715 per month.
There are 12 payments left on

this lease.                            29,364      22,132        16,229

Note Payable to bank in monthly
installments of $4,166 including
principle and interest. Interest is
3/4 % over the bank base rate.

This note matures on 3/21/2000.             0           0       200,000

Note Payable - Paul Boisseau is
payable in 20 quarterly
installments of $7,339 through
1998. The stated rate of interest
is 8% and this note is secured by
the personal guarantee of a
shareholder and key employee.          77,610      53,760        47,496
                                    ---------   ---------     ---------

Total Long-Term Debt

Less Current Portion                  732,964     552,679       711,667
                                     (180,607)   (178,755)     (196,232)
                                    ---------   ---------     ---------

Long-Term Debt Net of

    Current Portion                 $ 552,357   $ 373,924     $ 515,435
                                    =========   =========     =========

Maturities of long-term debt for the next four years are as follows:

            1996                              $ 178,755
            1997                                138,670
            1998                                140,077
            1999                                 41,111

The corporation is not in compliance with one of its loan convenants at December 31, 1995. It meets all ratios except the total debt to tangible net worth ratio. The bank requires a 2.5:1 and the actual is 3.0:1. Management has obtained a waiver for this financial covenant.

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS CONTINUED

NOTE 6:  Financial Instruments

         All financial instruments are held for purposes other than trading. The following methods and assumptions were used to estimate the fair value of each financial instrument for which it is practicable to estimate that value:

         Cash and Cash Equivalents
         -------------------------
         The carrying amount approximates fair value because of the short maturity of those instruments.

         Notes Receivable
         ----------------
         The fair market value of the companies notes receivable are based upon an interest rate of 6% as compared to the actual rate of 7% and 10%.

         Long-Term Debt
         --------------
         The fair value of the company's long-term debt is estimated based on borrowing rates currently available to the company for bank loans with similar terms and maturities. The companies current debt interest rate, floats with prime. As a result its fair market value equals the carrying value.

         Investments
         -----------
         None.

         The estimated fair value of the company's financial instruments are as follows:

         ASSETS
         ------

                                        CARRYING AMOUNT     FAIR VALUE

         Cash and Cash Equivalents           $ 115,460       $ 115,460

         Notes Receivable                      206,109         292,000

         LIABILITIES
         -----------

         Long-Term Debt                      $ 552,679       $ 552,679

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS CONTINUED

NOTE 7:  PAYABLE - STATE OF NEW HAMPSHIRE

         During June and July of 1994, the state of New Hampshire had problems processing medicaid claims for payment. As a result, the state processed blanket advances amounting to $425,000 to the corporation. These advances were not matched to claims. Subsequently, the actual claims, less the current balance owed, were paid by the State.

         The balance owed on these advances as of December 31, 1995 is $60,000.

NOTE  8:  STOCK OWNERSHIP

                Americare Health Services, Inc.
                  100 shares of issued and outstanding
                  no par common stock:

                       Michael Fecteau                     59.7
                       Francis Cassidy                     40.3

                        Uni-Care Health Services, Inc.
                          250 shares of no par value:

                               Americare Health
                               Services, Inc.               250

                Uni-Care Health Services of Maine, Inc.
                  375 shares 324 issued and outstanding
                  no par value common stock:

                               Americare Health
                               Services, Inc.               300
                               Richard Legree                24

         Fifty one shares of Uni-Care Health Services of Maine, Inc. are being held in escrow for future stock bonuses to Richard Legree. Refer to Note 13 for the 1995 shares to be bonused in 1996.

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS CONTINUED

NOTE 9:  RELATED PARTY TRANSACTIONS

         One of the shareholders owes the corporation monies for the original acquisition of his shares. This note bears 10% interest and as of December 31, 1995, $54,355 has been accrued. The balance and principal reductions on these notes are as follows:

                                                Michael
                                                Fecteau
                                                -------
                Balance  12/31/94               $116,976
                Payment                            -0-
                                                --------
                Balance  12/31/95               $116,476
                                                ========

         During 1995, the corporation leased its New Hampshire facility from Michael Fecteau, a shareholder of the corporation. The total lease payments for the facility for 1995 were $144,960.

NOTE 10: LEASES

         The corporation has two long-term real estate leases. The first lease is for the former location on Brown Avenue, Manchester, New Hampshire. This lease expires on October 30, 1998 and requires monthly payments of $1,419. A portion of this facility is being sublet for $450 per month. The second lease is with a shareholder (Note 10) for 15 years at $12,079 per month. This lease is subject to annual CPI (Consumer Price Index) increases.

         The corporation is leasing its facility in Wells, Maine under a three year lease through October 1996. Monthly lease payments of $1,500 began November 1, 1994. This lease has a renewal option of three years at which time the monthly rent will be recalculated based on the CPI for the Northeast Region.

         The corporation has 12 operating leases for vehicles and postage machines. The total obligation under these leases amount to $116,335 which will be paid over a four year period.

         The total projected lease payments over the next five years are as follows:

                1996                          $ 229,204
                1997                            192,963
                1998                            173,060
                1999                            141,147
                2000                            139,200

               AMERICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS CONTINUED

NOTE 11: CONTINGENT LIABILITIES

         Under the employment agreements referenced in Note 13 the corporation has liabilities that would accelerate in the event of the sale of 50% or more of the corporate ownership.

         The accelerated liability would be as follows:

         Severance Pay under Employment Agreements           $ 336,511
           Deferred Compensation Agreement                     372,000
                                                             ---------
                                                             $ 708,511
                                                             =========

NOTE 12: EMPLOYMENT AGREEMENTS

         The corporation has three employment agreements with key employees. These agreements are in effect for a period of two to five years.

         The annual obligation under these agreements amounts to $271,650 adjusted annually for CPI.

         One agreement contains a provision for a stock bonus equaling 1% ownership interest in the Maine corporation for every 100 bed increase in Maine. At December 31, 1995 sixteen additional shares have been earned under this agreement. At December 31, 1995 these additional shares had not been issued.

         Refer to Note 11 for obligations as to severance pay liabilities.

         One agreement contains a deferred compensation package totaling $400,000 to be paid on a five year period commencing March 31, 1998.

NOTE 13: SUBSEQUENT EVENT (UNAUDITED)

         On May 15, 1996 all of the outstanding stock of Americare Health Care Services, Inc. and Uni-Care Health Services of Maine were acquired by NCS HealthCare, Inc.

                Pro Forma Condensed Combined Financial Statements

The following pro forma condensed combined balance sheet as of March 31, 1996 and the pro forma condensed combined statements of income for the nine-month period ended March 31, 1996 and for the year ended June 30, 1995, give effect to the NCS HealthCare, Inc. (NCS) acquisition of Americare Health Services, Inc. (d.b.a Uni-Care) on May 15, 1996 in exchange for 34,483 shares of NCS Class A common stock valued at $1,000,000 and $7,370,000 in cash accounted for as a purchase. The pro forma information is based on the historical consolidated financial statements of NCS and Uni-Care and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the pro forma condensed combined financial statements.

The pro forma information is presented for illustrative purposes only and may not be indicative of the results that actually would have occurred if the NCS acquisition of Uni-Care had been in effect during the periods presented or which may be attained in the future. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of NCS and Uni-Care.

                        NCS HealthCare, Inc. and Uni-Care

                   Pro Forma Condensed Combined Balance Sheet

                                 March 31, 1996

                   (In Thousands, Except Per Share Amounts)

                                            Historical NCS
                                            HealthCare and                     Pro Forma                        Pro Forma
                                             Subsidiaries       Uni-Care      Adjustments     Eliminations       Combined
                                           ------------------------------------------------------------------------------------
                                                                                (Note A)        (Note B)
ASSETS
Current assets:
   Cash and cash equivalents                   $   40,752                       $  (7,370)                      $    33,382
   Accounts receivable, net                        23,950        $ 2,637                                             26,587
   Inventories                                      6,048            743                                              6,791
   Prepaid expenses and other assets                3,190             96                                              3,286
                                           ------------------------------------------------------------------------------------
Total current assets                               73,940          3,476           (7,370)                           70,046

Property, plant and equipment, net                  8,275            680                                              8,955
Goodwill, net                                      24,636                           8,370        $  (1,608)          31,398
Other assets, net                                     542            361                                                903
                                           ------------------------------------------------------------------------------------

TOTAL ASSETS                                   $  107,393        $ 4,517        $   1,000        $  (1,608)     $   111,302
                                           ====================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

   Accounts payable                            $    4,312        $ 1,488                                        $     5,800
   Accrued expenses and other current
     liabilities                                    4,220            545                                              4,765
   Current portion of long-term debt                                 361                                                361
                                           ------------------------------------------------------------------------------------
Total current liabilities                           8,532          2,394                                             10,926

Long-term debt, excluding current portion           3,438            515                                              3,953
Convertible subordinated debentures                 6,549                                                             6,549
Other                                                 565                                                               565

Stockholders' equity:

   Common stock, par value $.01 per share:

     Class A                                           55             23                         $     (23)              55
     Class B                                           66                                                                66
   Paid-in capital                                 83,676            201        $   1,000             (201)          84,676
   Retained earnings                                4,512          1,384                            (1,384)           4,512
                                           ------------------------------------------------------------------------------------
Total stockholders' equity                         88,309          1,608            1,000           (1,608)          89,309
                                           ------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $  107,393        $ 4,517        $   1,000        $  (1,608)     $   111,302
                                           ====================================================================================

Book value per common share                    $    7.28                                                        $     7.35
                                           ===================                                               ==================

See accompanying notes to pro forma condensed combined financial statements.

                        NCS HealthCare, Inc. and Uni-Care

                Pro Forma Condensed Combined Statements of Income

                        Nine Months Ended March 31, 1996
                    (In Thousands, Except Per Share Amounts)

                                         Historical
                              ----------------------------------
                                                  Previously                     Acquisitions     Offering
                               NCS HealthCare      Acquired                        Pro Forma      Pro Forma      Pro Forma
                              and Subsidiaries  Companies (C)    Uni-Care (C)     Adjustments    Adjustments    as Adjusted
                              -------------------------------------------------------------------------------------------------
Revenues                           $  80,236       $ 5,650          $  12,590                                     $  98,476
Cost of revenues                      58,183         4,254              6,925                                        69,362
                              -------------------------------------------------------------------------------------------------
Gross profit                          22,053         1,396              5,665                                        29,114
Selling, general and
   administrative expenses            16,044           822              4,914        $  (70)(D)                      21,710
Special compensation                   2,811                                                                          2,811
                              -------------------------------------------------------------------------------------------------
Operating income (loss)                3,198           574                751            70                           4,593
Interest expense                       1,775            80                 87           516 (E)   $ (1,735)(F)          723
                              -------------------------------------------------------------------------------------------------
Income (loss) before income
   taxes                               1,423           494                664          (446)         1,735            3,870
Income tax expense (benefit)             626           192                223          (101)           763            1,703
                              -------------------------------------------------------------------------------------------------

Net income (loss)                  $     797       $   302          $     441        $ (345)      $    972        $   2,167
                              =================================================================================================

Net income per share               $   0.10                                                                       $   0.18
                              ===================                                                             =================
Shares used in the
   computation                         7,854                                                                         12,276(G)
                              ===================                                                             =================


See accompanying notes to pro forma condensed combined financial statements.

                        NCS HealthCare, Inc. and Uni-Care

                Pro Forma Condensed Combined Statements of Income

                            Year Ended June 30, 1995
                    (In Thousands, Except Per Share Amounts)

                                         Historical
                              ----------------------------------
                                                  Previously                     Acquisitions     Offering
                               NCS HealthCare      Acquired                        Pro Forma      Pro Forma      Pro Forma
                              and Subsidiaries  Companies (C)    Uni-Care (C)     Adjustments    Adjustments    as Adjusted
                              -------------------------------------------------------------------------------------------------
Revenues                           $  65,602       $ 32,184        $  13,617                                     $  111,403
Cost of revenues                      46,570         24,996            7,685                                         79,251
                              -------------------------------------------------------------------------------------------------
Gross profit                          19,032          7,188            5,932                                         32,152
Selling, general and
   administrative expenses            14,539          5,251            5,455        $   166 (D)                      25,411
                              -------------------------------------------------------------------------------------------------
Operating income (loss)                4,493          1,937              477           (166)                          6,741
Interest expense                       1,089            397               83         (1,990)(E)   $(2,886) (F)          673
                              -------------------------------------------------------------------------------------------------
Income (loss) before income
   taxes                               3,404          1,540              394         (2,156)        2,886             6,068
Income tax expense (benefit)           1,536            678              169           (951)        1,302             2,734
                              -------------------------------------------------------------------------------------------------

Net income (loss)                  $   1,868       $    862        $     225        $(1,205)      $ 1,584        $    3,334
                              =================================================================================================

Net income per share               $   0.28                                                                      $    0.27
                              ===================                                                             =================

Shares used in the
   computation                         6,764                                                                         12,276(G)
                              ===================                                                             =================


See accompanying notes to pro forma condensed combined financial statements.

                        NCS HealthCare, Inc. and Uni-Care

           Notes to Pro Forma Condensed Combined Financial Statements

(A) Issuance of 34,483 shares of NCS Class A common stock valued at $1,000,000 and $7,370,000 in cash in exchange for all of the outstanding shares of Uni-Care. The transaction is accounted for as a purchase resulting in an excess purchase price over historical cost of $6,762,000 all of which was allocated to goodwill.

(B)    Adjustments to consolidate Uni-Care with NCS.

(C) The historical statement of income data for the acquired companies and Uni-Care for the year ended June 30, 1995 represent the results of operations of such companies from July 1, 1994 to the earlier of their respective dates of acquisition or June 30, 1995. The historical statement of income data for the acquired companies and Uni-Care for the nine months ended March 31, 1996 represent the results of operations for such companies from July 1, 1995 to their respective dates of acquisition. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of the operations of each such acquired company are included in the Company's results of operations from the date of acquisition.

(D) The adjustment to selling, general and administrative expenses consists of: (i) reductions to acquired companies' historical amounts of compensation for owners and certain employee benefits for the difference between such historical amounts and amounts specified in post-acquisition employment contracts for such individuals and continuing benefit programs, and (ii) the adjustment to amortization of excess of cost over net assets acquired over a 30-year period arising from the excess of cost over fair value of net assets of the acquired companies, as if such companies were acquired as of July 1, 1994.

(E) The adjustment reflects the additional interest expense that would have been incurred had the consideration in the form of long-term debt and convertible debentures for the acquisitions been issued on July 1, 1994. The convertible debentures bear interest at annual rates from 7% to 8% and are payable through 1997.

(F) The adjustment to interest expense reflects the retirement of certain outstanding debt of NCS and Uni-Care by applying a portion of the estimated net proceeds of NCS' initial public offering and the conversion of certain convertible subordinated debentures, as if such transactions had occurred on July 1, 1994.

(G) Shares used in the computation of pro forma net income per share, as adjusted, gives effect to the issuance of 682,300 shares of Class A Common Stock in connection with the conversion of convertible subordinated debentures, the issuance and sale of 4,476,000 shares of Class A Common Stock in connection with NCS' initial public offering in February 1996 and the issuance of 34,483 shares of Class A Common Stock in connection with the acquisition of Uni-Care. The dilutive effect of all options outstanding was calculated using the treasury stock method.

                                   SIGNATURES
                                   ----------


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               NCS HEALTHCARE, INC.



                                            By: /s/ Jeffrey R. Steinhilber
                                               --------------------------------
                                               Jeffrey R. Steinhilber,
                                               Senior Vice President and
                                               Chief Financial Officer




Date:  July 29, 1996




                                        4